JOINT FILER INFORMATION

Morgan Stanley & Co. Incorporated has designated Morgan Stanley as the “Designated Filer” for purposes of Item 1 of the attached Form 3.

Issuer & Ticker Symbol: Viatel Holding ( Bermuda ) Limited (VTLAF)

Date of Event Requiring Statement: January 30, 2004

Signature:
                 By:  Robert G. Koppenol, as authorized signatory
                        for Morgan Stanley.

Signature:
                 By:  Robert G. Koppenol, as authorized signatory
                        for Morgan Stanley & Co. Incorporated